Exhibit 99.1

DropCar Announces Financial Results for the Three Months Ended June 30, 2019

120% Increase in Gross Margin and 42% Increase in B2B Revenue vs. Q2 Year Prior as Company Continues Evaluating Strategic Opportunities

NEW YORK – August 14, 2019 (Business Wire) –DropCar, Inc. (Nasdaq: DCAR) (“DropCar” or the “Company”), a provider of micro logistics technology, mobility services and cloud based software for both the automotive industry and consumers, today announced financial results for the period ended June 30, 2019 and provided an update on the results of initiatives implemented to conserve cash on hand while focusing the business on its most profitable clients and segments.

Spencer Richardson, DropCar’s Chief Executive Officer, stated, “We are excited about the opportunities in front of us for building shareholder value afforded by our continued advance towards profitability.”

During the past few months, DropCar has taken the following demonstrative actions to continue to reduce its cash burn and focus its business on the most profitable clients and segments:

(i) streamlined back end operations, while increasing overall field driver efficiency and eliminating loss driving services, resulting in the Company going from a gross loss of $654,784 for the quarter ended June 30, 2018 to a gross profit of $130,757 for the quarter ended June 30, 2019; and

(ii) increased growth in B2B managed services revenues by 42% for the quarter ended June 30, 2019, compared to the quarter ended June 30, 2018, which was primarily a result of the expansion of existing contracts and changes to the Company’s B2B pricing model.

“For the third quarter of 2019, we are continuing to evaluate every detail of our business to identify more areas for reducing our burn while also expanding on our efforts to identify the best opportunities for strategic growth,” added Mr. Richardson.

Financial Results for the Three Months Ended June 30, 2019 versus Three Months Ended June 30, 2018

Revenue for the three months ended June 30, 2019 decreased $627,000, or 33%, to $1,247,000, as compared to $1,874,000 for the same period in 2018, as DropCar subscription revenue decreased by $486,000, or 38%, due to (i) the discontinued “Steve” parking offering and (ii) a decrease in “Will” valet on-demand service revenue by $246,000, or 73%, to $93,000, compared to $339,000 for the three months ended June 30, 2018 due to the focusing of valet resources on higher margin B2B service revenue. As a result, the Company recognized an increase in B2B revenue of $105,000, or 42%, to $357,000, as compared to $252,000 for the three months ended June 30, 2018.

Cost of revenue during the three months ended June 30, 2019 totaled $1,116,000, a decrease of $1,413,000, or 56%, compared to $2,529,000 recorded for the three months ended June 30, 2018. This decrease was primarily due to a decrease in the Company’s valet workforce and attributable to decreases of $1,314,000 in wages and related expenses, $168,000 in repairs and damages, $100,000 in cost of gas, car wash and other service sold, partially offset by an increase of $169,000 in parking garage fees and insurance costs.

The Company's $951,000 net loss for the three months ended June 30, 2019 was comprised of a $962,000 operating loss offset by $11,000 of other income. This compared to a net loss attributable to common stockholders of $4,309,000 for the same period in 2018, a reduction of 78%.

Financial Results for the Six Months Ended June 30, 2019 versus Six Months Ended June 30, 2018

Revenue for the six months ended June 30, 2019 decreased $1,220,000, or 34%, to $2,346,000, as compared to $3,566,000 for the six months ended June 30, 2018, due to (i) a decrease in DropCar subscription revenue of $1,181,000, or 45%, to $1,458,000, compared to $2,640,000 for the six months ended June 30, 2018 due to the discontinued “Steve” parking and valet on-demand service, and (ii) a decrease in “Will” valet on-demand service of $246,000, or 56%, to $195,000, compared to $441,000 for the six months ended June 30, 2018. This was offset by an increase in B2B revenue of $207,000, or 43%, to $692,000, compared to $485,000 for the six months ended June 30, 2018.

Cost of revenue during the six months ended June 30, 2019 totaled $2,243,000, a decrease of $2,582,000, or 54% compared to $4,825,000 recorded for the six months ended June 30, 2018. This decrease was primarily due to decreases of $2,383,000 in wages and related expenses, $290,000 in repairs and damages, $176,000 in cost of gas, car wash and other service sold, partially offset by an increase of $267,000 in parking garage fees and insurance costs.

The Company's $2,927,000 net loss for the six months ended June 30, 2019 was comprised of a $2,939,000 operating loss offset by $13,000 of other income. This compared to a net loss attributable to common stockholders of $8,790,000 for the six months ended June 30, 2018.

About DropCar

Founded and launched in New York City in 2015, DropCar’s mission is to power the next generation of mobility by bringing the automotive industry’s products and services to everyone’s front door. DropCar’s core Mobility Cloud platform and integrated mobile apps help consumers and automotive-related companies reduce the cost, hassles and inefficiencies of owning a car, or fleet of cars, in urban centers. Dealerships, fleet owners, OEMs and shared mobility companies use DropCar’s last mile logistics platform to reduce costs, streamline logistics and deepen relationships with customers. More information is available at https://drop.car/

Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources of the company to meet its business objectives and operational requirements and the impact of competitive products and services and technological changes. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors under the heading “Risk Factors” in DropCar’s filings with the Securities and Exchange Commission. Except as required by applicable law, DropCar undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Investor Relations

Spencer Richardson
ir@DropCar.com
(646) 916-4595

DropCar, Inc. and Subsidiaries
Consolidated Balance Sheets Data

	June 30,	December 31,
	2019	2018
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash	$3,448,501	$4,303,480
Accounts receivable, net	395,146	295,626
Prepaid expenses and other current assets	367,068	328,612
Total current assets	4,210,715	4,927,718

Property and equipment, net	30,787	39,821
Capitalized software costs, net	548,652	659,092
Operating lease right-of-use asset	6,619	-
Other assets	3,525	3,525

TOTAL ASSETS	$4,800,298	$5,630,156

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$2,028,818	$2,338,560
Deferred income	303,744	253,200
Lease liability	960	-
Total current liabilities	2,333,522	2,591,760

TOTAL STOCKHOLDERS' EQUITY	2,466,776	3,038,396

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,800,298	$5,630,156

DropCar, Inc. and Subsidiaries
Consolidated Statements of Operations Data
(unaudited)

	For the Three Months Ended June 30,
	2019	2018
	(Restated)

SERVICE REVENUES	$1,246,544	$1,873,997

COST OF REVENUES	1,115,787	2,528,781

GROSS PROFIT (LOSS)	130,757	(654,784)

OPERATING EXPENSES Research and development	48,330	63,971
Selling, general and administrative expenses	945,388	3,341,601
Depreciation and amortization	98,967	84,177
TOTAL OPERATING EXPENSES	1,092,685	3,489,749

OPERATING LOSS	(961,928)	(4,144,533)

Other income (expense), net	10,973	718

LOSS FROM CONTINUING OPERATIONS	(950,955)	(4,143,815)

DISCONTINUED OPERATIONS
Income from operations of discontinued component	-	151,565
LOSS FROM DISCONTINUED OPERATIONS	-	151,565

Income taxes	-	-
NET LOSS	$(950,955)	$(3,992,250)
Deemed dividend on exchange of warrants	-	(316,861)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(950,955)	$(4,309,111)

LOSS PER SHARE FROM CONTINUING OPERATIONS:
Basic	$(0.24)	$(3.12)
Diluted	$(0.24)	$(3.12)
EARNINGS PER SHARE FROM DISCONTINUED OPERATIONS:
Basic	$-	$0.11
Diluted	$-	$0.11
NET LOSS PER SHARE:
Basic	$(0.24)	$(3.24)
Diluted	$(0.24)	$(3.24)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	3,954,152	1,328,654
Diluted	3,954,152	1,328,654

DropCar, Inc. and Subsidiaries
Consolidated Statements of Operations Data
(unaudited)

	For the Six Months Ended June 30,
	2019	2018
		(Restated)

SERVICE REVENUES	$2,345,987	$3,566,072

COST OF REVENUES	2,242,832	4,824,562

GROSS PROFIT (LOSS)	103,155	(1,258,490)

OPERATING EXPENSES Research and development	117,312	178,132
Selling, general and administrative expenses	2,718,485	6,252,398
Depreciation and amortization	206,716	163,409
TOTAL OPERATING EXPENSES	3,042,513	6,593,939

OPERATING LOSS	(2,939,358)	(7,852,429)

Other income (expense), net	12,697	(1,081,499)

LOSS FROM CONTINUING OPERATIONS	(2,926,661)	(8,933,928)

DISCONTINUED OPERATIONS
Income from operations of discontinued component	-	460,943
LOSS FROM DISCONTINUED OPERATIONS	-	460,943

Income taxes	-	-
NET LOSS	$(2,926,661)	$(8,472,985)
Deemed dividend on exchange of warrants	-	(316,861)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(2,926,661)	$(8,789,846)

LOSS PER SHARE FROM CONTINUING OPERATIONS:
Basic	$(0.96)	$(7.65)
Diluted	$(0.96)	$(7.65)
EARNINGS PER SHARE FROM DISCONTINUED OPERATIONS:
Basic	$-	$0.39
Diluted	$-	$0.39
NET LOSS PER SHARE:
Basic	$(0.96)	$(7.53)
Diluted	$(0.96)	$(7.53)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	3,040,993	1,167,432
Diluted	3,040,993	1,167,432